Seacoast Receives Regulatory Approvals for the Acquisition of Heartland Bancshares, Inc.

STUART, Fla., May 14, 2025 -- Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) (NASDAQ: SBCF), the holding company for Seacoast National Bank (“Seacoast Bank”), announced today that the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency have approved Seacoast’s application with respect to Seacoast’s previously announced acquisition of Heartland Bancshares, Inc. (“Heartland”), and Seacoast Bank’s application with respect to the merger of Heartland National Bank with and into Seacoast Bank.

All required regulatory approvals to complete the transaction have now been received, and the transaction is expected to close on or around July 11, 2025, subject to the satisfaction of customary closing conditions, including approval of the shareholders of Heartland Bancshares, Inc.

Additional information on Seacoast’s agreement to acquire Heartland can be found at www.seacoastbanking.com.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)
Seacoast Banking Corporation of Florida (NASDAQ: SBCF) is one of the largest community banks headquartered in Florida with approximately $15.7 billion in assets and $12.6 billion in deposits as of March 31, 2025. Seacoast and its subsidiaries provide integrated financial services including commercial and consumer banking, wealth management and mortgage services to customers at over 79 full-service branches across Florida, and through advanced mobile and online banking solutions. Seacoast National Bank is the wholly-owned subsidiary bank of Seacoast Banking Corporation of Florida.
Additional information about Seacoast can be found at www.seacoastbanking.com
Additional Information
Seacoast has filed a registration statement, as amended, on Form S-4 with the United States Securities and Exchange Commission (the "SEC") in connection with the proposed merger of Heartland Bancshares, Inc. and Heartland National Bank with and into Seacoast and Seacoast National Bank, respectively. The registration statement in connection with the merger includes a proxy statement of Heartland Bancshares, Inc. and a prospectus of Seacoast. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGERS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
Investors may obtain these documents free of charge at the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by Seacoast will be available free of charge by contacting Investor Relations at (772) 288-6085.
Heartland Bancshares, Inc. and Heartland National Bank, their directors, executive officers, other members of management, and employees may be considered participants in the solicitation of proxies in connection with the proposed mergers with and into Seacoast and Seacoast National Bank. Information regarding the participants in the proxy solicitation of Heartland Bancshares, Inc. and a description of its direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC.
Cautionary Notice Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is intended to be protected by the safe harbor provided by the same. Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast or Seacoast Bank to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements. These statements are subject to numerous risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: failure to obtain the approval of shareholders of Heartland Bancshares, Inc. in connection with the merger; the timing to consummate the proposed merger; changes in Seacoast’s share price before closing; the risk that a condition to closing of the proposed merger may not be satisfied; the parties' ability to achieve the synergies and value creation contemplated by the proposed merger; the parties' ability to promptly and effectively integrate the businesses of Seacoast and Heartland Bancshares, Inc., including unexpected transaction costs, including the costs of integrating operations, severance, professional fees and other expenses; the diversion of management time on issues related to the merger; the failure to consummate or any delay in consummating the merger for other reasons; changes in laws or regulations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers and employees by competitors; the difficulties and risks inherent with entering new markets; other factors that may affect future results of Seacoast and Heartland Bancshares, Inc. including changes in asset quality and credit risk, including the impact of tariffs or trade wars (including reduced consumer spending, supply chain, issues, and adverse impacts to credit quality), the inability to sustain revenue and earnings growth, changes in interest rates and capital markets, inflation, customer borrowing, repayment, investment and deposit practices, the impact, extent and timing of technological changes, capital management activities and other actions of the Federal Reserve Board, legislative and regulatory actions and reforms and any other changes in general economic conditions. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Seacoast's most recent Form 10-K report, Form 10-Q report and to Seacoast's most recent Form 8-K reports, which are available online at www.sec.gov. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Seacoast and Heartland Bancshares, Inc.